UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2013

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2013, the stockholders of Georgia Gulf Corporation (the “Company” or “Georgia Gulf”) approved the First Amendment to the Georgia Gulf 2011 Equity and Performance Incentive Plan (the “Plan”) to (i) increase the authorized number of shares of Georgia Gulf common stock reserved for issuance under the Plan by 1,800,000 shares  to a total of 3,600,000 shares (including those shares as to which grants previously have been made); (ii) permit the grant under the Plan of awards in substitution for or conversion of stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with Georgia Gulf or any of its subsidiaries, with the shares of Georgia Gulf common stock delivered under the substituted or converted award not counting against the share limit or other limits on the number of shares of Georgia Gulf common stock available for issuance under the Plan; and (iii) limit the aggregate amount of stock or stock-based awards which a non-employee director may be granted under the Plan during any calendar year to a value as of their respective dates of grant of $300,000 (collectively, the “Plan Amendment”). Georgia Gulf’s board of directors unanimously approved the Plan Amendment on November 26, 2012, subject to approval by Georgia Gulf’s stockholders at the special meeting. The effectiveness of the First Amendment to the Plan is contingent on the consummation of the Merger.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the description of the material terms of the Plan, as amended, set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 6, 2012, under the heading “Proposal 3—Proposal to Approve the First Amendment to the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan,” which description is incorporated by reference herein.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The following items of business were acted upon at a special meeting of the stockholders of Georgia Gulf held on January 10, 2013:

(1)    to approve the issuance of shares of Georgia Gulf common stock in connection with the combination of the chlor-alkali and derivatives business of PPG Industries, Inc. (“PPG”) with the business of Georgia Gulf through the merger (the “Merger”) of Grizzly Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly-owned subsidiary of Georgia Gulf, with and into Eagle Spinco Inc., a Delaware corporation (“Splitco”), a wholly-owned subsidiary of PPG, whereby the separate corporate existence of Merger Sub will cease and Splitco will continue as the surviving company and as a wholly-owned subsidiary of Georgia Gulf;

(2)   subject to the approval of the first proposal, to approve an amendment to Georgia Gulf’s Restated Certificate of Incorporation (the “Articles”) to increase the number of authorized shares of Georgia Gulf common stock thereunder (the “Articles Amendment”);

(3)  subject to the approval of the first proposal, to approve the Plan Amendment;  and

(4)  to adjourn or postpone the special meeting of stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger.

The results of voting on the approval of the issuance of shares of Georgia Gulf common stock in connection with the Merger was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,919,130	49,796	42,647	0

The results of voting on the approval of the Articles Amendment was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,637,038	5,332,053	42,481	0

The effectiveness of the Articles Amendment is contingent on the consummation of the Merger.

The results of voting on the approval of the Plan Amendment was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,022,108	7,944,323	45,141	0

The effectiveness of the Plan Amendment is contingent on the consummation of the Merger.

The results of voting on the proposal to adjourn or postpone the special meeting of stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Georgia Gulf common stock in the Merger was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,360,643	1,608,418	42,512	0

Item 8.01                                           Other Events.

On January 10, 2013, the Company issued a press release discussing the results of voting on the proposals described above and other matters.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Exhibit

99.1	Press Release, dated January 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Timothy Mann, Jr.
Name: Timothy Mann, Jr.
Title: Executive Vice President, General Counsel and Secretary

Date: January 10, 2013

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release, dated January 10, 2013